UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2012 (May 24, 2012)

ACCELERIZE NEW MEDIA, INC.
(Exact name of Registrant as Specified in Charter)

DELAWARE	000-52635	20-3858769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2244 WEST COAST HIGHWAY, SUITE 250, NEWPORT BEACH, CALIFORNIA 92663
(Address of principal executive offices)                                                          (Zip Code)

(949) 515-2141
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 24, 2012, Accelerize New Media, Inc., or the Company, following the consent of the Company’s Board of Directors, amended its equity compensation plan to increase the maximum number of shares of the Company’s common stock for non-qualified stock options that may be granted under the plan to any individual in the aggregate in any calendar year from 2,000,000 to 4,000,000.

The full text of the equity compensation plan amendment is attached hereto as Exhibit 10.1.

On May 24, 2012, following such amendment, the Company approved the grant of non-qualified options to acquire up to 3,100,000 shares of the Company’s common stock at an exercise price of $0.31 per share, the closing price of the Company’s common stock on the Over-the-Counter Bulletin Board on May 24, 2012, subject to vesting in 12 equal quarterly installments commencing on October 1, 2012 and expiring on May 24, 2022 to each of Brian Ross, the Company’s President, Chief Executive Officer, Treasurer and sole Director, Jeff McCollum, the Company’s Chief Revenue Officer and President of the Company’s Cake Marketing Division, and Damon Stein, the Company’s General Counsel and Secretary.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

10.1	Amendment No. 4 to Accelerize New Media, Inc. Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2012	ACCELERIZE NEW MEDIA, INC. By: /s/ Brian Ross Brian Ross President and Chief Executive Officer